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                                                                    Exhibit 10.8


THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                           Convertible Promissory Note

$500,000                                                   November 6, 1996


     For value received, ELECTRONIC SUBMISSION PUBLISHING SYSTEM, INC., a Delaware corporation ("Payor"), promises to pay Adobe Ventures L.P. or its assigns ("Holder") the principal sum of Five Hundred Thousand Dollars ($500,000.00) with interest on the outstanding principal amount at the rate of 5.96% per annum. Interest shall accrue commencing with the date hereof and shall continue to accrue on the outstanding principal until paid in full.

     The entire unpaid balance of principal and all unpaid accrued interest shall become fully due and payable upon the earlier of (i) demand for payment or
(ii) the closing of a financing pursuant to which the net aggregate proceeds to the Payor are at least one million dollars ($1,000,000).

     All payments of interest and principal shall be in lawful money of the United States of America, and shall be applied first to accrued interest, and thereafter to principal. Payor reserves the right to prepay this note in whole or in part at any time or from time to time upon five (5) days' prior written notice to Holder, without penalty or additional fees.

     The outstanding principal balance and unpaid accrued interest of this Note shall be convertible in whole at any time at the option of Holder into shares of Payor's Series A Preferred Stock. The number of shares issuable to Holder upon conversion shall be equal to the principal balance and accrued interest that is being converted divided by $1.00 (as adjusted for stock splits, combinations, dividends or the like).

     As collateral security for prompt and complete payment and performance of all obligations of Payor under this Note and to induce Holder to extend credit, Payor hereby assigns, conveys, grants, pledges and transfers to, and creates in favor of, Holder a security interest in all goods and personal property of Payor whether tangible or intangible and whether nor or hereafter owned by Payor, including, without limitation, all accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, copyrights, trade secrets, trademarks, licenses and inventory, including all proceeds of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of the foregoing (collectively, the "Collateral"). Payor shall, upon demand, do all such acts as Holder may reasonably request to establish and maintain a perfected

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security interest in the Collateral, including, but not limited to executing financing statements.

     Payor represents and warrants to the Holder that Payor is or, to the extent that the Collateral will be acquired after the date hereof, will be the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all liens, mortgages, pledges, hypothecations, assignments, deposit arrangements, security interests, charges, claims or other encumbrances of any kind. Payor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Holder. Payor will not, without the prior written consent of Holder, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except for inventory in the ordinary course of business. Payor will keep the Collateral in good condition and will protect it from loss, damage or deterioration.

     This Note shall become due and payable, without notice or demand, upon Payor's breach of any obligation, covenant, representation or warranty under this Note. Upon such breach, Holder shall have the right to exercise any and all rights afforded to a secured party under the Uniform Commercial Code in effect from time to time in the relevant jurisdiction or other applicable law.

     Payor hereby waives demand, diligence, notice, presentment, protest and notice of dishonor. In the event of any default hereunder, Payor shall pay costs, including but not limited to all reasonable attorneys' fees and court costs, incurred by Holder in enforcing and collecting this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note or the protection or preservation of any rights of the Holder hereunder.

     This Note shall be binding upon, and shall inure to the benefit of, the Payor and the Holder and their respective successors and assigns; provided, however, that the Payor's rights and obligations shall not be assigned or delegated without the Holder's prior written consent, given in its sole discretion. This Note shall be deemed to have been made in the State of California and the validity and terms of this Note shall be construed in accordance with the internal laws of the State of California, without regard to the choice of law principles of such State.


                                            ELECTRONIC SUBMISSION
                                            PUBLISHING SYSTEM, INC.

                                              /s/ Terrence A. Brennan
                                            -----------------------------

                                            Title:  Chief Executive Officer

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